LAW OFFICES OF CHARLES T. PHILLIPS, P.C.
3027 MARINA BAY DRIVE - SUITE 105 - LEAGUE CITY, TEXAS 77573
TELEPHONE (281) 535-1345 - TELEFACSIMILE (281) 535-1346

Charles T. Phillips
Attorney at Law

January 26, 2006

Mr. Jamie Halegoua, Trustee
145 West 67th Street
Apartment 32 C
New York, New York 10023

In Re: Letter Escrow Agreement

Dear Mr. Halegoua,

This Letter Escrow Agreement is intended to serve as a summary of the agreements and understandings between you and Charles T. Phillips, regarding my service as Escrow Agent in connection with a short term loan transaction between you and Systems Management Solutions, Inc. (the "Company").

Acting as Escrow Agent, I have sent the following documents, copies of which are attached hereto, to Mr. Jim Karlak, President of the Company for his execution and return to me: (1) Secured Promissory Note payable by the Company to Jamie Halegoua, Trustee; (2) Security Agreement between the Company, as Debtor, and Jamie Halegoua, Trustee, as Secured Party; and (3) Stock Issuance Resolution directed to the Transfer Agent of the Company. Mr. Karlak returned duly executed originals of the foregoing to my office this morning via FedEx.

Please direct, by wire transfer, the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) to Wachovia Bank, N.A., federal routing number 111025013 for further credit to the account of Charles T. Phillips, Attorney at Law - Special Account number 1000087067586. Upon receipt of your funds, I will forward the original promissory note and security agreement to you and will send the Stock Issuance Resolution to the Signature Stock Transfer Company and I will transfer the funds to the Company. Upon receipt of the stock certificate, issued in your name, I will forward it to you also.

If the foregoing correctly reflects your understanding of our agreements, please so indicate by executing two copies hereof. Please fax to me at the above telefacsimile number and return one copy in the enclosed envelope. Retain one copy for your records.

Very truly yours,

Charles T. Phillips

AGREED and ACCEPTED
this _____ day of January, 2006:

Jamie Halegoua, Trustee

SECURITY AGREEMENT

This Security Agreement ("Security Agreement") is dated the 26 day of January, 2006 and is between Jamie Halegoua, Trustee, an individual, whose address is 80 Pine Street, 33rd Floor, New York, New York 10005 (Secured Party") and Systems Management Solutions, Inc., a Nevada corporation, whose address is 7550 IH-10 West, 14th Floor, San Antonio, Texas 78229 ("Debtor");

In consideration of the mutual covenants herein contained, and other good and valuable consideration, the parties hereto agree as follows:

SECTION ONE
THE SECURITY INTEREST

Debtor hereby grants to Secured Party a security interest in two (2) ALFA-LAVAL centrifuges, Model MAB-209, serial numbers 2947129 and 2982050, which are being delivered to Debtor on the date hereof by Centrifuge Experts International, Inc., 1909 Lawrence Rd., Suite 300, Kemah, Texas 77565 and the rights of Debtor in and to the deposit for the purchase of five (5) ALFA-LAVAL centrifuges, Model B-214, serial numbers 3532-802, 6723-4, 382-7, 6723-5 and 6723-11, which such deposit represents fifty percent (50%) of the purchase price of these five (5) centrifuges with the balance due upon completion of their being completely rebuilt. All such centrifuges shall be delivered with a one (1) warranty (the "Collateral") to secure the repayment of all sums advanced or to be advanced to Debtor pursuant to the Secured Promissory Note, of even date herewith, in the original principal amount of up to Five Hundred Thousand and No/100 Dollars ($500,000) and payable by Debtor to Secured Party, as set forth therein, as the same may be renewed, extended or rearranged at any time, or from time to time (all of which are herein collectively called the "Liabilities").

SECTION TWO
COVENANTS AND REPRESENTATIONS

The Debtor covenants and represents as follows:

Section 2.1. Ownership. The Debtor is and shall continue to be the owner of the Collateral.

Section 2.2. Possession. The Debtor shall have possession of the Collateral in trust for the Secured Party.

SECTION THREE
EVENTS OF DEFAULT AND REMEDIES

Section 3.1. Events of Default. The occurrence of any of the following events with respect to the Debtor shall constitute a default hereunder if the same shall occur and be continuing upon the

If this Note is collected by suit or bankruptcy court proceeding, or by any other judicial proceedings or if this Note is not paid at maturity, howsoever such maturity may be brought about, and is placed in the hands of an attorney for collection, then the Maker promises to pay, reasonable attorney's fees in addition to all other amounts owing hereunder.

Maker does hereby waive grace, demand, notice of demand or presentment for payment, notice of nonpayment, protest, notice of protest, notice of intention to accelerate maturity, notice of acceleration and all other notices, filing of suit, any notice of defense on account of the extension of the time for payments and diligence in collecting this Note.

No delay on the part of the holder of this Note in the exercise of any power or right under this Note or under any other instrument executed pursuant hereto shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right.

All notices, requests, and demands shall be made or given to the respective parties at their respective addresses as follows:

Payee: Jamie Halegoua, Trustee
c/o Goldsmith & Harris
80 Pine Street
33rd Floor
New York, New York 10005

Maker: Systems Management Solutions, Inc.
7550 IH-10 West
14th Floor
San Antonio, Texas 78229

All notices and other communications given under this Note shall be by actual hand delivery by courier or delivery service or sent by certified mail, return receipt requested, in each case addressed to the party at the address provided herein or as changed in the manner specified in this Note for the giving of notices. All notices given in the manner required in this Note shall be deemed received upon the earlier to occur of actual receipt if by hand delivery or presentation by the postal authorities for receipt if by certified mail.

This Note has been executed and delivered, and is to be performed, in the State of Texas, and the laws of such state shall govern the validity of construction, enforcement, and interpretation of this Note. Venue for all purposes shall be proper in Bexar County, Texas.

If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or public holiday under the laws of the federal government or the State of Texas, such payment shall be made on the next succeeding business day.

Security Agreement shall be deemed received upon the earlier to occur of actual receipt if by hand delivery or presentation by the postal authorities for receipt if by certified mail.

Section 4.4. Term. This Security Agreement and the security interest in the collateral created hereby shall terminate when the Liabilities have been paid in full and all other agreements between the Debtor and the Secured Party relating to the Liabilities have terminated, and prior to such payment and termination, this shall be a continuing agreement.

Section 4.5. Governing Law. This Security Agreement shall be deemed to be a contract made under and shall be construed in accordance with the laws of the state of Texas, and shall be performable in Bexar County, Texas.

IN WITNESS WHEREOF, the parties have caused this Security Agreement to be executed on the day and year first above set forth.

JAMIE HALEGOUA, TRUSTEE

____

"Secured Party"

SYSTEMS MANAGEMENT SOLUTIONS, INC.

By __________________________

"Debtor"

SECURED PROMISSORY NOTE

$500,000.00

January 26, 2006

FOR VALUE RECEIVED, SYSTEMS MANAGEMENT SOLUTIONS, INC., a Nevada corporation, with offices at 7550 IH-10 West, 14th Floor, San Antonio, Bexar County, Texas 78229, (hereinafter referred to as ("Maker"), promises to pay to the order of Jamie Halegoua, Trustee, an individual, with offices at 80 Pine Street, 33rd Floor, New York, New York 10005 ("Payee"), the sum of Five Hundred Thousand and No/100th Dollars ($500,000.00). The principal of and any interest on this Note shall be due and payable in lawful money of the United States of America, except as may be otherwise provided for herein, at 80 Pine Street, 33rd Floor, New York 10005, or at such other address as Payee may specify by notice in writing to Maker from time to time.

The unpaid principal of this Note shall bear interest at the rate of ten percent (10%) per annum. Unless sooner paid, as hereinafter provided, the outstanding unpaid principal balance of this Note and all accrued and unpaid interest thereon (collectively "Amount Due") shall be due and payable on August 1, 2006 ("Maturity Date").

All past due payments on this Note not timely paid shall bear interest from maturity until paid at the lesser of the Maximum Rate, as hereinafter defined, or eighteen percent (18%) per annum.

Maker may prepay the principal hereof at any time, in full or in part, without prepayment penalty or premium. All payments shall be applied first to accrued and unpaid interest, and then to the unpaid principal balance of this Note. Upon payment in full, this Note shall be cancelled and returned to Maker.

Nothing herein or in any instrument, document or other writing now or hereafter executed in connection with this Note shall entitle the holder of this Note to contract for, charge or receive interest hereon in excess of the maximum lawful rate of interest permitted to be charged by the holder of this Note to Maker under the laws of the State of Texas, and in regard to which Maker would be prevented from successfully raising the claim or defense of usury under applicable law, and further limited by the provisions of this Note hereinafter set forth, which provisions control the calculation of interest to be charged on the loan evidenced by this Note ("Maximum Rate").

It is agreed that time is of the essence of this Agreement, and the Maker expressly agrees that the Maker shall be in default hereunder if the unpaid principal balance and accrued and unpaid interest due under this Note shall not be paid on, or before, the Maturity Date.

If this Note is collected by suit or bankruptcy court proceeding, or by any other judicial proceedings or if this Note is not paid at maturity, howsoever such maturity may be brought about, and is placed in the hands of an attorney for collection, then the Maker promises to pay, reasonable attorney's fees in addition to all other amounts owing hereunder.

Maker does hereby waive grace, demand, notice of demand or presentment for payment, notice of nonpayment, protest, notice of protest, notice of intention to accelerate maturity, notice of acceleration and all other notices, filing of suit, any notice of defense on account of the extension of the time for payments and diligence in collecting this Note.

No delay on the part of the holder of this Note in the exercise of any power or right under this Note or under any other instrument executed pursuant hereto shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right.

All notices, requests, and demands shall be made or given to the respective parties at their respective addresses as follows:

Payee: Jamie Halegoua, Trustee
c/o Goldsmith & Harris
80 Pine Street
33rd Floor
New York, New York 10005

Maker: Systems Management Solutions, Inc.
7550 IH-10 West
14th Floor
San Antonio, Texas 78229

All notices and other communications given under this Note shall be by actual hand delivery by courier or delivery service or sent by certified mail, return receipt requested, in each case addressed to the party at the address provided herein or as changed in the manner specified in this Note for the giving of notices. All notices given in the manner required in this Note shall be deemed received upon the earlier to occur of actual receipt if by hand delivery or presentation by the postal authorities for receipt if by certified mail.

This Note has been executed and delivered, and is to be performed, in the State of Texas, and the laws of such state shall govern the validity of construction, enforcement, and interpretation of this Note. Venue for all purposes shall be proper in Bexar County, Texas.

If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or public holiday under the laws of the federal government or the State of Texas, such payment shall be made on the next succeeding business day.

other instrument executed in connection herewith shall operate as a waiver thereof, nor shall a single or partial exercise of any right or remedy preclude other or further exercise of any other power, right or remedy.

This Note is secured by a Security Agreement (the "Security Agreement") of even date herewith between Payee herein ("Secured Party"therein) and Maker herein ("Debtor" therein). The occurrence of any of the events of default set forth therein shall constitute an event of default hereunder and shall entitle Payee to declare the entire amount of the principal hereof, together with all accrued, but unpaid interest thereon, to be immediately due and payable.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first above written.

SYSTEMS MANAGEMENT SOLUTIONS, INC.

By ______________________________
James Karlak, President